PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Greg Cross
Zonic Public Relations
+1-925-413-5327
gcross@zonicgroup.com

Investor Contact
Shanye Hudson
VP, Investor Relations
+1-408-916-0041
shanye@mellanox.com

Israel PR Contact
Jonathan Wolf
JWPR Public Relations and Communications
+972-54-22-094-22
yoni@jwpr.co.il

Israel IR Contact
Emanuel Kahana
Gelbart Kahana Investor Relations
+972-3-607-47-17
mano@gk-biz.com

Mellanox Delivers Record Fourth Quarter and Annual 2018 Results,
Exceeded $1 Billion in Annual Revenue in 2018
Achieved Annual Revenue Growth of 26% While Maintaining Flat Operating Expenses Year-Over-Year
SUNNYVALE, Calif. and YOKNEAM, ISRAEL — January 30, 2019 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center servers and storage systems, today announced preliminary financial results for its fourth quarter and fiscal year 2018.
“Mellanox had an outstanding 2018, delivering 26% annual revenue growth and achieving $1.09 billion in revenue for the first time in our history. We leveraged top line growth and strong expense discipline to accelerate profitability. We expect to carry this momentum into 2019 and deliver another year of healthy, double-digit revenue growth to drive operating margins even higher," said Eyal Waldman, President and CEO of Mellanox Technologies.
“We achieved record quarterly revenue in our Ethernet switch business, capitalizing on design wins for our high-performance, feature-rich solutions, which support continued growth in 2019. We maintained our leadership in 25 gigabit and above Ethernet adapters and continue to benefit from the multi-year transition to higher speeds. Revenue for our 100 gigabit Ethernet adapters in 2018 was approximately 2.5 times that of 2017, an indication that the transition to 100 gigabit technology has begun, which will drive the next leg of growth. We are also gaining traction in a new growth vector for the next generation of intelligent interconnect with our BlueField SmartNICs and Storage Controllers.
We grew our InfiniBand business 8 percent year-over-year and see strong demand for our leading performance HDR 200 Gigabit per second InfiniBand solutions for high-performance computing, artificial intelligence, big data, cloud, storage, and additional applications. Our HDR InfiniBand solutions have begun to ramp with a healthy backlog for Q1 and beyond. We achieved record Q4 and 2018 revenue with our LinkX cables and transceivers and expect to continue seeing healthy growth of our LinkX product line in 2019. We continue to invest in research and development to maintain our leadership across all product lines to fuel our growth in 2019 and beyond.” Mr. Waldman concluded.

Fourth Quarter 2018 - Financial Results Summary

•	Revenue of $290.1 million in the fourth quarter, an increase of 22.1 percent, compared to $237.6 million in the fourth quarter of 2017.

•	GAAP gross margins of 65.4 percent in the fourth quarter, compared to 64.1 percent in the fourth quarter of 2017.

•	Non-GAAP gross margins of 69.0 percent in the fourth quarter, compared to 68.8 percent in the fourth quarter of 2017.

•	GAAP operating income of $44.0 million in the fourth quarter, compared to an operating loss of $6.7 million in the fourth quarter of 2017.

•	Non-GAAP operating income of $78.7 million in the fourth quarter, or 27.1 percent of revenue, compared to $38.0 million, or 16.0 percent of revenue in the fourth quarter of 2017.

•	GAAP net income of $42.8 million in the fourth quarter, compared to a net loss of $2.6 million in the fourth quarter of 2017.

•	Non-GAAP net income of $77.1 million in the fourth quarter, compared to $42.9 million in the fourth quarter of 2017.

•	GAAP net income per diluted share of $0.78 in the fourth quarter, compared to a net loss per diluted share of $0.05 in the fourth quarter of 2017.

•	Non-GAAP net income per diluted share of $1.42 in the fourth quarter, compared to $0.82 in the fourth quarter of 2017.

•	Cash provided by operating activities was $96.4 million during the fourth quarter of 2018, compared to $66.9 million in the fourth quarter of 2017.

•	Cash and investments totaled $438.5 million at December 31, 2018, compared to $273.8 million at December 31, 2017.

Fiscal Year 2018 - Financial Highlights

•	Revenue of $1,088.7 million in 2018, an increase of 26.0 percent, compared to $863.9 million in 2017.

•	GAAP operating expense of $588.1 million in 2018, compared to $580.5 million in 2017.

•	Non-GAAP operating expense of $483.0 million in 2018, a decrease of 1 percent, compared to $489.3 million in 2017.

•	GAAP operating income of $112.1 million in 2018, compared to operating loss of $17.1 million in 2017.

•	Non-GAAP operating income of $270.2 million in 2018, or 24.8 percent of revenue, compared to $118.7 million, or 13.7 percent of revenue in 2017.

•	2018 GAAP benefit from taxes on income of $22.0 million, mainly due to the reversal of a valuation allowance related to deferred tax assets.

•	GAAP net income of $134.3 million in 2018, compared to a net loss of $19.4 million in 2017.

•	Non-GAAP net income of $266.5 million, compared to $116.6 million in 2017.

•	GAAP net income per diluted share of $2.46, compared to a net loss per diluted share of $0.39 in 2017.

•	Non-GAAP net income per diluted share of $5.01, compared to $2.28 in 2017.

•	Cash provided by operating activities during fiscal year 2018 was $264.9 million, compared to $161.3 million during fiscal year 2017.

First Quarter 2019 Outlook
We currently project:

•	Quarterly revenue of $295 million to $305 million

•	Non-GAAP gross margins of 68.0% to 69.0%

•	Non-GAAP operating expenses of $123 million to $125 million

•	Non-GAAP diluted share count of 54.5 million to 55.0 million

Recent Mellanox Press Release Highlights

•	January 22, 2019	CSC, the Finnish IT Center for Science, and the Finnish Meteorological Institute Select 200 Gigabit HDR InfiniBand to Accelerate Multi-Phase Supercomputer Program
•	January 7, 2019	Mellanox 200 Gigabit HDR InfiniBand to Accelerate a World-Leading Supercomputer at the High-Performance Computing Center of the University of Stuttgart (HLRS)
•	December 5, 2018	Mellanox Ethernet Adapter Facilitates High Performance Network Solutions at Alibaba
•	November 19, 2018	LINE Corporation Collaborates with Mellanox and Cumulus Networks to Power Advanced Messaging Platform
•	November 13, 2018	Mellanox Technologies Receives Nine HPCwire Readers’ and Editors’ Choice Awards at the Supercomputing Conference 2018
•	November 13, 2018	Mellanox and Los Alamos National Laboratory Join Forces to Develop Ultra-Large-Scale Mission-Centric Computing Infrastructure
•	November 12, 2018	Mellanox InfiniBand and Ethernet Solutions Accelerate the Majority of TOP500 Platforms on the November TOP500 Supercomputers List
•	November 12, 2018	Mellanox HDR InfiniBand Solutions Accelerate New Supercomputer for Advanced Research Computing at the University of Michigan
•	October 25, 2018	Mellanox Ships More Than 2.1 Million Ethernet Adapters in the First Three Quarters of 2018

Conference Call
Mellanox will hold its fourth quarter 2018 financial results conference call today, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the company’s financial results. To listen to the call, dial +1-877-876-9176, or for investors outside the U.S., +1-785-424-1667, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at: http://ir.mellanox.com. A replay of the webcast will also be available on the Mellanox website after the call.
About Mellanox
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand intelligent interconnect solutions and services for servers, storage, and hyper-converged infrastructure. Mellanox’s intelligent interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance.

Mellanox offers a choice of high-performance solutions: network and multicore processors, network adapters, switches, cable, software and silicon, that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage, network security, telecom and financial services. More information is available at: www.mellanox.com.
Mellanox has achieved and maintained the highest ISS Quality Score possible beginning in May of 2017 and through the date of this release, January 30, 2019.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments. Settlement costs represent the charges related to the settlement of a contingent royalty obligation. Acquisition and other charges include expenses related to acquisitions of other companies and expenses related to the proxy contest. Restructuring and impairment charges include impairment charges related to our investment in privately-held companies, as well as costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expense items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment charges, changes related to recognition of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
The company has not reconciled its non-GAAP gross margins or non-GAAP operating expenses to GAAP gross margins or GAAP operating expenses, respectively, in the outlook section of this press release, because it does not provide an outlook for GAAP gross margins or GAAP operating expenses due to uncertainty and variability of acquired intangibles, acquisition and other charges, and restructuring charges, which are reconciling items between non-GAAP gross margins and non-GAAP operating expenses, and GAAP gross margins and GAAP operating expenses, respectively. The company has not reconciled its non-GAAP diluted share count to GAAP diluted share count in this press release because it does not provide an outlook for GAAP diluted share count due to the uncertainty in its GAAP net income (loss) due to variability of GAAP gross margins and operating expenses described above. Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP gross margins, GAAP operating expenses and GAAP diluted share count, a reconciliation of our outlook of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the outlook for the three months ending March 31, 2019, statements related to trends in the market for our solutions and services, opportunities for our company in 2019 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenue are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this press release, including the outlook for the three months ending March 31, 2019, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Annual Report on Form 10-K.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Total revenues	$290,070	$237,581	$1,088,743	$863,893
Cost of revenues	100,345	85,238	388,573	300,450
Gross profit	189,725	152,343	700,170	563,443
Operating expenses:		0
Research and development	93,836	94,123	360,344	365,878
Sales and marketing	37,042	38,761	148,553	150,457
General and administrative	14,824	14,136	68,870	52,170
Restructuring and impairment charges	21	12,019	10,329	12,019
Total operating expenses	145,723	159,039	588,096	580,524
Income (loss) from operations	44,002	(6,696)	112,074	(17,081)
Interest expense	(77)	(1,932)	(2,185)	(7,937)
Other income, net	39	649	2,322	3,115
Interest and other, net	(38)	(1,283)	137	(4,822)
Income (loss) before taxes on income	43,964	(7,979)	112,211	(21,903)
Provision for (benefit from) taxes on income	1,132	(5,386)	(22,047)	(2,478)
Net income (loss)	$42,832	$(2,593)	$134,258	$(19,425)
Net income (loss) per share — basic	$0.80	$(0.05)	$2.54	$(0.39)
Net income (loss) per share — diluted	$0.78	$(0.05)	$2.46	$(0.39)
Shares used in computing net income (loss) per share:
Basic	53,761	51,234	52,863	50,310
Diluted	55,147	51,234	54,646	50,310

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$42,832	$(2,593)	$134,258	$(19,425)
Adjustments:
Share-based compensation expense:
Cost of revenues	609	470	1,950	2,000
Research and development	12,013	10,479	38,922	40,278
Sales and marketing	5,152	4,009	17,042	15,693
General and administrative	4,522	2,913	13,428	10,893
Total share-based compensation expense	22,296	17,871	71,342	68,864
Amortization of acquired intangibles:
Cost of revenues	9,764	10,641	41,978	42,482
Research and development	196	196	778	779
Sales and marketing	2,033	2,230	8,330	8,919
Total amortization of acquired intangibles	11,993	13,067	51,086	52,180
Settlement costs:
Cost of revenues	—	—	9,161	—
Total settlement costs	—	—	9,161	—
Acquisition and other charges (1):
Research and development	92	193	558	734
Sales and marketing	30	48	268	141
General and administrative	223	1,507	15,423	1,794
Total acquisition and other charges	345	1,748	16,249	2,669
Restructuring and impairment charges
Operating expense	21	12,019	10,329	12,019
Other loss	1,494	—	1,494	—
Total restructuring and impairment charges	1,515	12,019	11,823	12,019
Tax effects and adjustments	(1,878)	799	(27,442)	250
Non-GAAP net income	$77,103	$42,911	$266,477	$116,557

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$290,070	$237,581	$1,088,743	$863,893
GAAP gross profit	189,725	152,343	700,170	563,443
GAAP gross margin	65.4%	64.1%	64.3%	65.2%
Share-based compensation expense	609	470	1,950	2,000
Amortization of acquired intangibles	9,764	10,641	41,978	42,482
Settlement costs	—	—	9,161	—
Non-GAAP gross profit	$200,098	$163,454	$753,259	$607,925
Non-GAAP gross margin	69.0%	68.8%	69.2%	70.4%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$145,723	$159,039	$588,096	$580,524
Share-based compensation expense	(21,687)	(17,401)	(69,392)	(66,864)
Amortization of acquired intangibles	(2,229)	(2,426)	(9,108)	(9,698)
Acquisition and other charges (1)	(345)	(1,748)	(16,249)	(2,669)
Restructuring charges	(21)	(12,019)	(10,329)	(12,019)
Non-GAAP operating expenses	$121,441	$125,445	$483,018	$489,274

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$44,002	$(6,696)	$112,074	$(17,081)
GAAP income (loss) from operations %	15.2%	(2.8)%	10.3%	(2.0)%
Share-based compensation expense	22,296	17,871	71,342	68,864
Settlement costs	—	—	9,161	—
Amortization of acquired intangibles	11,993	13,067	51,086	52,180
Acquisition and other charges (1)	345	1,748	16,249	2,669
Restructuring charges	21	12,019	10,329	12,019
Non-GAAP income from operations	$78,657	$38,009	$270,241	$118,651
Non-GAAP income from operations %	27.1%	16.0%	24.8%	13.7%

Shares used in computing GAAP diluted earnings per share	55,147	51,234	54,646	50,310
Adjustments:
Effect of dilutive securities under GAAP	(1,386)	—	(1,783)	—
Total options vested and exercisable	360	835	360	835
Shares used in computing non-GAAP diluted earnings per share	54,121	52,069	53,223	51,145

GAAP diluted net income (loss) per share	$0.78	$(0.05)	$2.46	$(0.39)
Adjustments:
Share-based compensation expense	0.39	0.34	1.30	1.38
Amortization of acquired intangibles	0.21	0.26	0.93	1.04
Settlement costs	—	—	0.17	—
Acquisition and other charges (1)	0.01	0.03	0.30	0.05
Restructuring and impairment charges	0.03	0.23	0.22	0.24
Tax effects and adjustments	(0.03)	0.02	(0.50)	—
Effect of dilutive securities under GAAP	0.04	—	0.16	—
Total options vested and exercisable	(0.01)	(0.01)	(0.03)	(0.04)
Non-GAAP diluted net income per share	$1.42	$0.82	$5.01	$2.28

(1) Acquisition and other charges include $14.3 million of expenses related to the proxy contest for the year ended December 31, 2018.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$56,766	$62,473
Short-term investments	381,724	211,281
Accounts receivable, net	150,625	154,213
Inventories	104,381	64,657
Other current assets	16,942	14,295
Total current assets	710,438	506,919
Property and equipment, net	105,334	109,919
Severance assets	17,043	18,302
Intangible assets, net	179,328	228,195
Goodwill	473,916	472,437
Deferred taxes and other long-term assets	101,139	66,162
Total assets	$1,587,198	$1,401,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$70,336	$59,090
Accrued liabilities	121,878	114,058
Deferred revenue	20,558	23,485
Total current liabilities	212,772	196,633
Accrued severance	21,645	23,205
Deferred revenue	18,665	17,820
Term debt	—	72,761
Other long-term liabilities	32,468	34,067
Total liabilities	285,550	344,486
Shareholders’ equity
Ordinary shares	233	221
Additional paid-in capital	982,677	873,979
Accumulated other comprehensive income (loss)	(1,051)	1,618
Retained earnings	319,789	181,630
Total shareholders’ equity	1,301,648	1,057,448
Total liabilities and shareholders' equity	$1,587,198	$1,401,934

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2018	2017

Cash flows from operating activities:
Net income (loss)	$134,258	$(19,425)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	101,590	103,821
Deferred income taxes	(26,697)	(2,150)
Share-based compensation	71,342	68,864
Gains on short-term investments, net	(5,278)	(3,460)
Impairment charges and loss on disposal of PPE	4,754	12,019
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	3,588	(12,175)
Inventories	(43,301)	(887)
Prepaid expenses and other assets	(2,650)	(681)
Accounts payable	10,486	170
Accrued liabilities and other liabilities	16,765	15,216
Net cash provided by operating activities	264,857	161,312
Cash flows from investing activities:
Purchase of severance-related insurance policies	(1,203)	(1,312)
Purchase of short-term investments	(395,560)	(188,745)
Proceeds from sales of short-term investments	87,542	193,082
Proceeds from maturities of short-term investments	143,087	59,129
Proceeds from sales of property and equipment	3,239	—
Purchase of property and equipment	(36,338)	(41,376)
Purchase of intangible assets	(6,535)	(2,843)
Purchase of investments in privately-held companies	(12,500)	(15,021)
Acquisitions, net of cash acquired	(7,379)	(872)
Net cash provided by (used in) investing activities	(225,647)	2,042
Cash flows from financing activities:
Principal payments on term debt	(74,000)	(172,000)
Principal payments on capital lease and intangible assets obligations	(8,426)	(7,369)
Proceeds from issuances of ordinary shares through employee equity incentive plans	37,368	29,733
Net cash provided by (used in) financing activities	(45,058)	(149,636)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(5,848)	13,718
Cash, cash equivalents, and restricted cash at beginning of period	70,498	56,780
Cash, cash equivalents, and restricted cash at end of period	$64,650	$70,498